 Exhibit 99.1

For Information
James R. Edwards
303-837-2444

FOR IMMEDIATE RELEASE

SM ENERGY APPOINTS DAVID W. COPELAND EXECUTIVE VICE PRESIDENT AND
JOHN MONARK SENIOR VICE PRESIDENT

DENVER, CO April 4, 2013 - SM Energy Company (NYSE: SM) announces that its Board of Directors has appointed David W. Copeland, who has been with the Company since January 2011, as its Executive Vice President and John Monark, who has been with the Company since May 2008, as its Senior Vice President - Human Resources. Mr. Copeland will continue to serve as the Company's General Counsel and Corporate Secretary.

Tony Best, CEO of SM Energy, said, “David and John have both made many important contributions to our success at SM Energy as members of our senior executive team, and each of their promotions are well deserved. I look forward to our continued working relationships as we proceed with our plans for growth and future success.”

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.